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                                                                     Exhibit 4.1


                                   RESOLUTIONS


         RESOLVED, that in payment for legal services provided to the Company by Bruce J. Lurie from June 12, 1999 through October 9, 1999, the Company grants 250,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

         RESOLVED, that in payment for legal services provided to the Company by Louis M. Kelly from January 1, 1999 through October 9, 1999, the Company grants 40,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

         RESOLVED, that in payment for legal services provided to the Company by Myles J. Tralins from July 20, 1999 through October 9, 1999, the Company grants 150,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

         RESOLVED, that in payment for financial consulting services provided to the Company by Stephen R. Feldman from July 1, 1999 through October 1, 1999, the Company grants 50,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

         RESOLVED, that in payment for financial consulting services provided to the Company by Brett Hamberger from July 1, 1999 through October 1, 1999, the Company grants 50,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").